                                                                EXHIBIT 99(j)(2)

      AMENDMENT dated September 30, 1996 to the September 30, 1996 custody agreement ("Agreement"), between MORGAN STANLEY RUSSIA & NEW EUROPE FUND, INC.
("Customer"), having a place of business at 1221 Avenue of the Americas, New
York, N.Y. 10024 and THE CHASE MANHATTAN BANK ("Bank"), having a place of business at 270 Park Ave., New York, N.Y. 10017-2070.

      It is hereby agreed as follows:

      Section 1.    Except as modified hereby, the Agreement is confirmed in all respects. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Agreement.

      Section 2.    The Agreement is amended as follows by adding the following as new ss.15:

            (a)     "CMBI" shall mean Chase Manhattan Bank International, an
indirect wholly-owned subsidiary of Bank, located in Moscow, Russia, and any nominee companies appointed by it.

            (b)     "International Financial Institution" shall mean any bank in the top 1,000 (together with their affiliated companies) as measured by "Tier 1"
capital or any broker/dealer in the top 100 as measured by capital.

            (c)     "Negligence" shall mean the failure to exercise "Reasonable
Care".

            (d)     "No-Action Letter" shall mean the response of the Securities and Exchange Commission's Office of Chief Counsel of Investment Management,
dated April 18, 1995, in respect of the Templeton Russia Fund, Inc. (SEC Ref.
No. 95-151-CC, File No. 811-8788) providing "no-action" relief under ss.17(f) of
The Investment Company Act of 1940, as amended, and SEC Rule 17f-5 thereunder, in connection with custody of such Templeton Russia Fund, Inc.'s investments in
Russian Securities.

            (e)     "Reasonable Care" shall mean the use of reasonable custodial practices under the applicable circumstances as measured by the custodial practices then prevailing in Russia of International Financial Institutions acting as custodians for their institutional investor clients in Russia.

            (f)     "Registrar Company" shall mean any entity providing share
registration services to an issuer of Russian Securities.

            (g)     "Registrar Contract" shall mean a contract between CMBI and a Registrar Company (and as the same may be amended from time to time)
containing, inter alia, the contractual provisions described at paragraphs
(a)-(e) on pps. 5-6 of the No-Action Letter.

            (h)     "Russian Security" shall mean a Security issued by a Russian issuer.

            (i)     "Share Extract" shall mean: (i) an extract of its share
registration books issued by a Registrar Company indicating an investor's ownership of a security; and (ii) a form prepared by CMBI or its agent in those cases where a Registrar Company is unwilling to issue a Share Extract.

      Section 3.    Section 6(a) of the Agreement is amended by adding the
following at the end there-of: "With respect to Russia, payment for Russian
Securities shall not be made prior to the issuance and receipt of the Share
Extract relating to such Russian Security. Delivery of Russian Securities may be made in accordance with the customary or established securities trading or securities processing practices and procedures in Russia. Delivery of Russian
Securities may also be made in any manner specifically

required by Instructions acceptable to the Bank. Customer shall promptly supply such transaction and settlement information as may be requested by Bank or CMBI in connection with particular transactions."

      Section 4.    Section 8 of the Agreement is amended by adding a new
paragraph to the end thereof as follows: "It is understood and agreed that Bank need only use its reasonable efforts with respect to performing the functions described in this ss.8 with respect to Russian Securities, it being understood that proxy voting services are not available."

      Section 5.    Section 12(a)(i) of the Agreement is amended with respect to
Russian custody by deleting the phrase "reasonable care" wherever it appears and substituting, in lieu thereof, the phrase "Reasonable Care".

      Section 6.    Section 12(a)(i) of the Agreement is further amended with
respect to Russian custody by inserting the following at the end of the first sentence thereof: "; provided that, with respect to Russian Securities, Bank's responsibilities shall be limited to safekeeping of relevant Share Extracts."

      Section 7.    Section 12(a)(i) of the Agreement is further amended with
respect to Russian custody by inserting the following after the second sentence thereof: "Delegation by Bank to CMBI shall not relieve Bank of any responsibility to Customer for any loss due to such delegation, and Bank shall be liable for any loss or claim arising out of or in connection with the performance by CMBI of such delegated duties to the same extent as if Bank had itself provided the custody services hereunder. In connection with the foregoing, neither Bank nor CMBI shall assume responsibility for, and neither shall be liable for, any action or inaction of any Registrar Company and no
Registrar Company shall be, or shall be deemed to be, Bank, CMBI, a
Subcustodian, a securities depository or the employee, agent or personnel of any of the foregoing. To the extent that CMBI employs agents to perform any of the functions to be performed by Bank or CMBI with respect to Russian Securities, neither Bank nor CMBI shall be responsible for any act, omission, default or for the solvency of any such agent unless the appointment of such agent was made with Negligence or in bad faith, except that where Bank or CMBI uses (i) an affiliated nominee or (ii) an agent to perform the share registration or share confirmation functions described in paragraphs (a)-(e) on pps. 5-6 of the
No-Action Letter, and, to the extent applicable to CMBI, the share registration functions described on pps. 2-3 of the No-Action Letter, Bank and CMBI shall be liable to Customer as if CMBI were responsible for performing such services itself."

      Section 8.    Section 12(a)(ii) is amended with respect to Russian custody by deleting the word "negligently" and substituting, in lieu thereof, the word
"Negligently".

      Section 9.    Section 12(a)(iii) is amended with respect to Russian
custody by deleting the word "negligence" and substituting, in lieu thereof, the word "Negligence".

      Section 10.   Add a new Section 16 to the Agreement as follows:

            (a)     Bank will advise Customer (and will update such advice from time to time as changes occur) of those Registrar Companies with which CMBI has entered into a Registrar Contract. Bank shall cause CMBI both to monitor each
Registrar Company and to promptly advise Customer and its investment advisor when CMBI has actual knowledge of the occurrence of any one or more of the events described in paragraphs (i)-(v) on pps. 8-9 of the No-Action Letter with respect to a Registrar Company that serves in that capacity for any issuer the shares of which are held by Customer.

            (b)     Where Customer is considering investing in the Russian
Securities of an issuer as to which CMBI does not have a Registrar Contract with the issuer's Registrar Company, Customer may request that Bank ask that CMBI both consider whether it would be willing to attempt to enter into such a

Registrar Contract and to advise Customer of its willingness to do so. Where
CMBI has agreed to make such an attempt, Bank will advise Customer of the occurrence of any one or more of the events described in paragraphs (i)-(iv) on pps. 8-9 of the No-Action Letter of which CMBI has actual knowledge.

            (c)     Where Customer is considering investing in the Russian
Securities of an issuer as to which CMBI has a Registrar Contract with the issuer's Registrar Company, Customer may advise Bank of its interest in investing in such issuer and, in such event, Bank will advise Customer of the occurrence of any one or more of the events described in paragraphs (i)-(v) on pps. 8-9 of the No-Action Letter of which CMBI has actual knowledge."

      Section 11.   Add a new Section 17 to the Agreement as follows: "Customer shall pay for and hold Bank and CMBI harmless from any liability or loss resulting from the imposition or assessment of any taxes (including, but not limited to, state, stamp and other duties) or other governmental charges, and any related expenses incurred by Bank, CMBI or their respective agents with respect to income on Customer's Russian Securities.

      Section 12.   Add a new Section 18 to the Agreement as follows: "Customer acknowledges and agrees that CMBI may not be able, in given cases and despite its reasonable efforts, to obtain a Share Extract from a Registrar Company and
CMBI shall not be liable in any such event including with respect to any losses resulting from such failure, provided that CMBI performs in accordance with
Section 2 hereof."

      Section 13.   Add a new Section 19 to the Agreement as follows: "Customer acknowledges that it has received, reviewed and understands Bank's market report for Russia, including, but not limited to, the risks described therein."

      Section 14.   Add a new Section 20 to the Agreement as follows: "Subject to the cooperation of a Registrar Company, for at least the first two years following CMBI's first use of a Registrar Company, Bank shall cause CMBI to conduct share confirmations on at least a quarterly basis, although thereafter confirmations may be conducted on a less frequent basis if Customer's Board of
Directors, in consultation with CMBI, determines it to be appropriate."

      Section 15.   Add a new Section 21 to the Agreement as follows: "Bank
shall cause CMBI to prepare for distribution to Customer's Board of Directors a quarterly report identifying: (i) any concerns it has regarding the Russian share registration system that should be brought to the attention of the Board of Directors; and (ii) the steps CMBI has taken during the reporting period to ensure that Customer's interests continue to be appropriately recorded."

      Section 16.   Add a new Section 22 to the Agreement as follows: "Except as provided in new ss.16(b), the services to be provided by Bank hereunder will be provided only in relation to Russian Securities for which CMBI has entered into a Registrar Contract with the relevant Registrar Company."

                              *********************

      IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

MORGAN STANLEY RUSSIA & NEW                  THE CHASE MANHATTAN BANK
 EUROPE FUND, INC.

By: /s/                                      By: /s/
    ----------------------------                 ----------------------------

Name:                                        Name:

Title:                                       Title:

Date:                                        Date:

                                  ATTACHMENT B

                                FEES AND EXPENSES

Morgan Stanley Institutional Fund Trust

Morgan Stanley Institutional Fund, Inc.

The Universal Institutional Funds, Inc.

Morgan Stanley Strategic Adviser Fund, Inc.

The Latin American Discovery Fund, Inc.
The Malaysia Fund, Inc.
Morgan Stanley Asia-Pacific Fund, Inc.
Morgan Stanley Emerging Markets Fund, Inc.
Morgan Stanley India Investment Fund, Inc.
The Thai Fund, Inc.
The Turkish Investment Fund, Inc.
Morgan Stanley Eastern Europe Fund, Inc.
Morgan Stanley Emerging Markets Debt Fund, Inc.
Morgan Stanley Global Opportunity Bond Fund, Inc.
Morgan Stanley High Yield Fund, Inc.

Custody Fee Schedule (effective Oct 1, 2002)
--------------------------------------------------------------------------------
COUNTRY                            ASSET CHARGE           TRANSACTION CHARGE
                                   (BASIS POINT)          (USD $)
--------------------------------------------------------------------------------
Argentina                          25                     83
Australia                          4                      38
Austria                            8                      50
Bangladesh                         60                     150
Belgium                            5                      50
Bermuda                            18                     75
Botswana                           60                     73
Brazil                             15                     58
Bulgaria                           35                     75
Canada                             3.50                   23
Chile                              37.50                  80
China (Shanghai)                   25                     70
Colombia                           42.50                  100
Cyprus                             60                     150
Czech Republic                     33.50                  90
Denmark                            4                      52
Ecuador                            45                     90
Egypt                              40                     75
Estonia                            35                     75
Euroclear                          1.75                   23
Euroclear (for SICAV               1.50                   23
Liquidity Fund)
Euro CDs                           1.75                   23
--------------------------------------------------------------------------------

                                  ATTACHMENT B

                                FEES AND EXPENSES

--------------------------------------------------------------------------------
COUNTRY                            ASSET CHARGE           TRANSACTION CHARGE
                                   (BASIS POINT)          (USD $)
--------------------------------------------------------------------------------
Finland                            5                      50
France                             2.5                    47
Germany                            1.75                   27
Ghana                              60                     80
Greece                             40                     75
Hong Kong                          3                      60
Hungary                            40                     100
India (NSDL)                       16                     100
India (Deutsche)                   35                     45
India (HSBC)                       35                     45
Indonesia                          10                     75
Ireland                            7                      45
Israel                             45                     65
Italy                              4.25                   50
Ivory Coast                        3                      100
Jamaica                            11                     70
Japan                              1.60                   23
Jordan                             45                     150
Kenya                              60                     82
Korea                              11                     48
Malaysia                           7.50                   75
Mauritius                          60                     130
Mexico                             5.50                   42
Morocco                            50                     112
Netherlands                        3                      35
New Zealand                        2                      47
Nigeria                            60                     175
Norway                             6                      50
Pakistan                           30                     112
Peru                               45                     98
Philippines                        15                     83
Poland                             37.50                  87
Portugal                           25                     83
Russia                             22                     85
Singapore                          4                      63
Slovakia                           40                     100
Slovenia                           35                     75
South Africa                       4.50                   30
Spain                              6.50                   50
Sri Lanka                          20                     100
Sweden                             5                      45
Switzerland                        4                      53
Taiwan                             13                     83
Thailand                           15                     63
Turkey                             12.50                  73
--------------------------------------------------------------------------------

                                  ATTACHMENT B

                                FEES AND EXPENSES

--------------------------------------------------------------------------------
COUNTRY                            ASSET CHARGE           TRANSACTION CHARGE
                                   (BASIS POINT)          (USD $)
--------------------------------------------------------------------------------
United Kingdom                     1.50                   25
United States*                     Tiered schedule        8
Uruguay                            50                     100
Venezuela                          40                     100
Zambia                             60                     80
Zimbabwe                           60                     70
--------------------------------------------------------------------------------

*See next page for U.S. asset charge tiering

                                  ATTACHMENT B

                                FEES AND EXPENSES

*Asset charge for United States assets will be applied to the aggregate level of
Morgan Stanley assets with JPMorgan per the following schedule:

--------------------------------------------------------------------------------
FROM:                         TO:                 ASSET CHARGE (BASIS POINT)
--------------------------------------------------------------------------------
$0                            $15 billion         0.65
$15 billion                   $25 billion         0.40
Over $25 billion                                  0.15
--------------------------------------------------------------------------------

Miscellaneous Fees & Out of Pocket Expenses:

Cash Movements                      $8           for USD settlements
                                    $15          for non USD settlements

Registration/Transfer fees, Stamp taxes/duties and any other out of pocket costs will be recharged to the Funds at cost, where incurred by JPMorgan.

Earnings Credits:

Credits will be paid to the Funds at a rate based on the 90-Day Treasury bill rate less 1% on daily positive balances. All interest is paid after a 10%
Federal Reserve requirement is deducted from the balances. The credits earned are cumulative throughout JPMorgan Chase Bank's fiscal year. At the beginning of the new fiscal year, earnings credit balances are reset to zero.

Overdraft Rates:

Overdraft charges paid by the Funds will be calculated using the Federal Funds rate plus 2% on daily negative balances.